UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2016
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)

(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
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Item 2.01 Completion of Acquisition or Disposition of Assets
On April 1, 2016, National Storage Affiliates Trust (the "Company"), through its operating partnership, NSA OP, LP (the "Operating Partnership"), completed its acquisition of a portfolio of 14 self-storage properties (the "Hide-Away Portfolio") from parties related to Hide-Away Storage Services, Inc. (“Hide-Away”) for approximately $115 million. Hide-Away will continue to manage the Hide-Away Portfolio as one of the Company's participating regional operators ("PROs"). In connection with this transaction, the Operating Partnership (i) issued 1,891,790 Class A common units of limited partner interest in the Operating Partnership ("OP units") and 1,467,387 Class B common units of limited partner interest in the Operating Partnership ("subordinated performance units") to Hide-Away; (ii) assumed $42.0 million in principal amount of mortgage debt with an estimated fair value of approximately $49 million; (iii) assumed and subsequently repaid in cash approximately $6.3 million in indebtedness; (iv) assumed approximately $0.9 million of other liabilities and (v) paid approximately $2.2 million in cash. The cash portion of the purchase price was funded with borrowings under the Company's revolving line of credit.
Items 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 2.01 above is incorporated into this Item 3.02 by reference.
Beginning one year after the April 1, 2016 issuances described above, the OP units issued by the Operating Partnership are redeemable at the option of the holders thereof for a cash amount per OP unit equal to the market value of an equivalent number of common shares of beneficial interest of the Company. The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership by issuing one common share in exchange for each OP unit tendered for redemption. Subordinated performance units are convertible into OP units beginning two years following the completion of the Company's initial public offering and then (i) at the holder's election only upon the achievement of certain performance thresholds relating to the properties to which such subordinated performance units relate or (ii) at the Company's election upon a retirement event of a PRO that holds such subordinated performance units or upon certain qualifying terminations. The Company has elected to report early the private placement of its common shares that may occur if the Company elects to assume the redemption obligation of the Operating Partnership as described above in the event that OP units are in the future tendered for redemption.
Each of the issuances described in Item 2.01 above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer

Date: April 7, 2016

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